LEASE ASSIGNMENT AND OPERATIONS TRANSFER AGREEMENT

     THIS AGREEMENT is made and entered into effective as of the 30th day of September, 2001 (the "Execution Date") by and between Emeritus Corporation, a Washington corporation ("Tenant") and Sierra Hills Assisted Living Community, LLC, an Oregon limited liability company ("Assignee") and Jon M. and Kristin P. Harder, husband and wife, Darryl E. and Carol L. Fisher, husband and wife, Eric
W. and Marti M. Jacobson, husband and wife and Sunwest Management, Inc., an Oregon corporation (collectively, "Guarantor").

                                    RECITALS

     A. Pursuant to a Lease Agreement dated as of September _____ [undated], 2000, a true and correct copy of which is attached hereto as Exhibit A (the "Lease"), Tenant leases from HR Acquisition I Corporation, a Maryland corporation ("Landlord") the assisted living facility located in Cheyenne, Wyoming and commonly known as Sierra Hills, 4606 North College Drive, Cheyenne, Wyoming 82009 (the "Facility").

     B. Tenant and Assignee are interested in (i) Tenant assigning the Lease to Assignee and Assignee assuming the Lease from Tenant and (ii) confirming the guarantee by Guarantor of the obligations of Assignee under the Lease.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1.     Lease  Assignment  and  Assumption.

     (a)     Provided  all  of  the conditions set forth in clauses (ii), (iii),
(iv), (v), (vi), (x) and (xi) (but only with respect to the payment due on November 1, 2001) of the Landlord Consent attached hereto as Exhibit A (the "Landlord Consent") have been satisfied by Tenant or Assignee, as applicable, as of November 1, 2001 or such later date on which Assignee may be duly licensed to operate the Facility by the State of Wyoming(the "Transfer Date") Tenant does hereby sell, transfer, convey and assign to Assignee and Assignee does hereby take, accept and assume from Tenant (i) all of Tenant's right, title and interest in and to and obligations under the Lease and (ii) all of Tenant's right, title and interest, if any, in and to the trade name "Sierra Hills," it being understood and agreed, however, that Tenant is not making any representations or warranties with respect to the nature or extent of its legal rights, if any, in and to the name "Sierra Hills." Assignee agrees to proceed with all due diligence to secure a license to operate the Facility by November 1, 2001 and Tenant agrees, upon request and at no cost to Tenant, to cooperate in Assignee's licensure application process, including, but not limited to, providing Assignee with such documentation or information as may be in Tenant's possession and may be required to be submitted as part of Assignee's license application. In the event Assignee has been unable to secure a license to operate the Facility by December 1, 2001, Tenant shall have the right, but not the obligation, to declare this Agreement null and void and of no further force and effect.

     (b) In furtherance and not in limitation of the foregoing, Assignee acknowledges that as of the date hereof Tenant has not posted with Landlord the Rent Reserve Deposit required by the terms of Section 2.5 of the Lease and that, unless Landlord agrees to waive the requirement therefor, the posting and maintenance of the Rent Reserve Deposit shall be and remain the responsibility of Assignee. Assignee further acknowledges and agrees that Landlord has agreed that the requirements with respect to the Rent Reserve Deposit shall be deemed satisfied if Assignee does the following: (i) on November 1, 2001 and on the first day of each month thereafter through April 1, 2002, Assignee shall deliver to Landlord concurrently with the payment of its monthly Minimum Rent payment the sum of $5,000, (ii) on May 1, 2002 and on the first day of each month thereafter through October 1, 2002, Assignee shall deliver to Landlord concurrently with the payment of its monthly Minimum Rent payment the sum of $10,000 and (iii) on November 1, 2002 and on the first day of each month thereafter through April 1, 2003, Assignee shall deliver to Landlord concurrently with the payment of its monthly Minimum Rent payment the sum of $13,274; provided, however, Assignee shall be relieved of its obligations hereunder with respect to any payments which would otherwise be due to Landlord pursuant to this Section 1(b) from and after the date the Facility is purchased by Assignee pursuant to the option to purchase set forth in Section 29.2 of the Lease (as amended by the terms of the Landlord Consent executed concurrently herewith).

     (c) Notwithstanding the foregoing, in the event of a default by Assignee in its obligations under the Lease which is not cured within any cure period provided for therein (an "Assignee Default"), Tenant shall have the right
(i) to take such action on behalf and at the cost of Assignee as may be necessary to cure such Assignee Default, in which case any amounts so expended by Tenant shall be due from Assignee on demand along with interest thereon at the Overdue Rate (as defined in the Lease), (ii) to declare this Assignment null and void and of no further force and effect as of a date specified by Tenant in written notice to Assignee (the "Termination Date") and/or (iii) to re-enter the Facility and resume operational and financial responsibility therefor, in which case upon request Assignee agrees to enter into an interim management agreement with Tenant pursuant to which Tenant shall be entitled to assume operational and financial responsibility for the Facility and to operate the same under Assignee's license from and after the Termination Date and until the issuance to Tenant of a license to operate the Facility.

(d) In the event Tenant exercises its rights under this Section 1 after an Assignee Default to declare this Assignment null and void and to retake operational and financial responsibility for the Facility, such operational and financial responsibility shall be transferred by Assignee to Tenant in accordance with the provisions of this Agreement governing the transfer of operational and financial responsibility for the Facility from Tenant to Assignee.

     (e) Assignee acknowledges and agrees that for so long as this Assignment remains in effect, Tenant shall have all of the rights granted to the Landlord under the Lease, including, but not limited to, the inspection rights set forth in Article 25 of the Lease, the right to receive copies of the officer's certificates, financial statements and other information required to be delivered by Assignee to Landlord under Article 24 of the Lease and the right to exercise any rights and remedies on default granted to the Landlord under Article15 of the Lease.

     (f) For so long as this Assignment remains in effect, Assignee shall provide to Tenant copies of any and all notices of default which it receives from Landlord within two (2) business days after its receipt thereof.

     2.     Employees.

     (a) On the Transfer Date, Tenant shall terminate all of the employees of each of the Facility and shall pay to them any wages and benefits which are due as of the Transfer Date under applicable State law. Assignee agrees to interview each of the employees of the Facility and, as appropriate in its reasonable discretion, to extend an offer of employment to those employees that it feels can meet its performance standards, which offer shall be on reasonable comparable terms and conditions to the current terms of their employment as disclosed to Assignee by Tenant. All of the Facility employees hired by Assignee shall hereinafter be referred to as the "Retained Employees."

     (b) Tenant shall offer and provide, as appropriate, group health plan continuation coverage pursuant to the requirements of Section 601, et seq. of ERISA and Section 4980B of the Internal Revenue Code ("COBRA") to all of the employees of the Facility to whom it is required to offer the same under applicable law. Tenant acknowledges and agrees that Assignee is not assuming any of Tenant's obligations to its employees under COBRA or otherwise. Assignee agrees to cooperate with Tenant in providing information concerning the Retained Employees, and the nature of the benefits offered to each Retained Employee. As of the Transfer Date, all Retained Employees shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) established and maintained by Assignee for the general benefit of its employees and their dependents; provided, however, if and to the extent Assignee imposes a waiting period on the Retained Employees with respect to such coverage Assignee shall reimburse the employees for any costs incurred by them in exercising their rights under COBRA to continue coverage during such waiting period under Tenant's health insurance plan.

     3.     Resident  Deposits.

      Tenant represents and warrants to Assignee that it is not currently holding any security deposits with respect to the residents of the Facility.

     4.     Accounts  Receivable.

     (a) Within ten (10) business days prior to the Transfer Date, Tenant shall provide Assignee with a detailed listing of Tenant's accounts receivable which are anticipated to be outstanding on the Transfer Date.

     (b) From and after the Transfer Date, Assignee shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Transfer Date and Tenant shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Transfer Date.

     (c) Payments received by Assignee from and after the Transfer Date from private pay residents and third party payors shall be handled as follows:

(i) If such payments either specifically indicate on the check or on an accompanying remittance advice, or if the parties agree, that they relate to the period prior to the Transfer Date, they shall be forwarded to Tenant by Assignee, along with the applicable remittance advice (if separate from the form of payment), within five (5) business days after receipt thereof.

(ii) If such payments indicate on the check or on an accompanying remittance advice, or if the parties agree, that they relate to the period on or after the Transfer Date they shall be retained by Assignee.

(iii) If such payments indicate on the check or on the accompanying remittance advice, or if the parties agree, that they relate to periods for which both parties are entitled to payment/reimbursement under the terms hereof, the portion thereof which relates to the period on and after the date on which the Transfer Date shall be retained by Assignee and the balance shall be remitted to Tenant within five (5) business days after receipt thereof.

(iv) If such payments do not indicate on the check or on the accompanying remittance advice and if the parties cannot otherwise agree as to the period to which they relate, then any such payments received by Assignee during the first forty five (45) days after the Transfer Date from or on behalf of residents with outstanding balances as of the Transfer Date, will first be applied by Assignee to reduce the resident's pre-Transfer Date balances, with any excess retained by Assignee to reduce the resident's post Transfer Date balances.

     (d) Tenant shall have the right during normal business hours and on reasonable notice to Assignee to inspect Assignee's books and records with respect to the accounts receivable received by it after the Transfer Date from residents with balances due as of the Transfer Date.

     (e) Nothing herein shall be deemed to limit in any way Tenant's or Assignee's rights and remedies to recover accounts receivable due and owing Tenant or Assignee under the terms of this Agreement.

     (f) In the event the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received said payment shall remit the same to the other within ten (10) business days after said determination is made.

     5.     Operating  Contracts.

     (a) Tenant shall provide to Assignee within five (5) business days after the Execution Date, true and correct copies of all contracts to which Tenant or the Facility is a party in connection with the operation of the Facility, including, but not limited to, service contracts and equipment leases (the "Operating Contracts"). All of the Operating Contracts shall be assigned by Tenant to Assignee on the Transfer Date unless Assignee advises Tenant in writing within five (5) business days after its receipt of the Operating Contracts that it does not want to assume any or all of the Operating Contracts, which notice shall specify in reasonable detail those Operating Contracts which Assignee does not want to assume (the "Designated Operating Contracts"), in which case the Designated Operating Contracts shall be terminated by Tenant as of the Transfer Date.

     (b) Notwithstanding the foregoing, in the event after the Transfer Date Tenant identifies one or more contracts that should have been provided to Assignee prior to the Transfer Date pursuant to this Section 2(i) (the "Additional Operating Contracts"), Tenant shall promptly provide a copy thereof to Assignee and Assignee shall have a period of five (5) business days after its receipt of the Additional Operating Contracts to review the same and to advise Tenant whether it is prepared to assume the same or whether it wants Tenant to terminate such Additional Operating Contract, it being understood and agreed, that in the case of any equipment leases included in the Additional Operating Contracts, the termination thereof will involve the removal of the equipment to which it relates from the Facility.

     6.     Prorations.

     (a) As between Assignee and Tenant, revenues and expenses, utility charges for the billing period in which the Transfer Date occurs, real and personal property taxes, certain prepaid expenses and other related items of revenue or expense attributable to the Facility shall be prorated between Tenant and Assignee as of the Transfer Date. In general, such prorations shall be made so that as between Assignee and Tenant, Tenant shall be reimbursed for prepaid expense items to the extent that the same are attributable to periods after the Transfer Date and Tenant shall remain responsible for the payment as and when due of unpaid expenses to the extent that the same are attributable to periods prior to the Transfer Date. The intent of this provision shall be implemented by Assignee remitting to Tenant any invoices which describe goods or services provided to the Facility before the Transfer Date and by Assignee assuming responsibility for the payment of any invoices which describe goods or services provided to the Facility on and after the Transfer Date.

     (b) All such prorations shall be made on the basis of actual days elapsed in the relevant accounting or revenue period and shall be based on the most recent information available to Tenant. Utility charges which are not metered and read on the Transfer Date shall be estimated based on prior charges, and shall be re-prorated upon receipt of statements therefor as of the Transfer Date.

     (c) All amounts which are subject to proration under the terms of this Agreement and which require adjustment after the Transfer Date shall be settled within thirty (30) days after the Transfer Date or, in the event the information necessary for such adjustment is not available within said thirty (30) day period, then within ten (10) business days of receipt of information by either party necessary to settle the amounts subject to proration.

     (d) Within five (5) business days after the Transfer Date, Assignee shall remit to Tenant a cashiers check in an amount equal to any petty cash (as compared to resident funds) maintained at the Facility by Tenant as of the Transfer Date.

     7.     Access  to  Records.

     (a) On the Transfer Date, Tenant shall deliver to Assignee all of the records of the Facility which are necessary for the continued operation of the Facility by Assignee but specifically excluding any confidential or proprietary materials developed by or for Tenant, including, but not limited to, Tenant's policy and procedure manuals, employee handbooks and financial records which relate to its operations at the Facility. All of the records delivered by
Tenant  to  Assignee  pursuant to this Section 7(a) shall be intact and current.

     (b) From and after the Transfer Date and for a period of five (5) years thereafter, Assignee shall retain and maintain in a safe and accessible place the books and records and supporting material of the Facility relating to the period prior to and including the Transfer Date and shall allow Tenant and its agents and representatives to have reasonable access to (upon reasonable prior written notice and during normal business hours), and to make copies of such books, records and materials to the extent reasonably necessary to enable Tenant to, among other things, investigate and defend malpractice, employee or other claims, to file or defend third party billings and tax returns and to verify accounts receivable collections due Tenant.

     (c) Tenant shall be entitled to remove the originals of any records delivered to Assignee, for purposes of litigation involving a resident or employee to whom such record relates, if an officer of or counsel for Tenant certifies that such original must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation. Any record so removed shall promptly be returned to Assignee following its use, and nothing herein shall be interpreted to prohibit Assignee from retaining copies of any such documents. In addition, Assignee shall have the right to make a copy of such records before allowing Tenant to remove the originals from the Facility.

     (d) Assignee agrees to maintain such books, records and other material comprising records of the Facility's operations prior to the Transfer Date that have been received by Assignee from Tenant or otherwise, including, but not limited to, resident records and records of resident funds, to the extent required by law, but in no event less than three (3) years, and shall, at Tenant's request, allow Tenant a reasonable opportunity to remove such documents, at Tenant's expense, at such time after such record retention period as may be required by law as Assignee shall decide to dispose of such documents.

     8.     Vehicle.

     Tenant and Assignee acknowledge and agree that the vehicle listed on Exhibit B is located at the Facility and shall be handled on the Transfer Date in the manner described in Exhibit B.

     9.     Computer  Systems  and  Telecommunications  Equipment.

     (a) Assignee shall have the right, but not the obligation, to purchase from Tenant any or all of the computer hardware and transferable software located at and used in connection with the operation of the Facility by providing Tenant with written notice of its intent to do so within thirty (30) days after the Transfer Date setting forth in reasonable detail the computer hardware and software which Assignee has elected to purchase (the "Purchase Notice"). In the event Assignee does not provide Tenant with the Purchase Notice within such thirty (30) day period then Tenant shall have the right to remove all such computer hardware and software from the Facility. In the event Assignee does provide the Purchase Notice within such thirty (30) day period, then within five (5) business days after Tenant's receipt of the Purchase Notice, Tenant shall provide Assignee in writing with written notice setting forth the purchase price for the hardware and software described in the Purchase Notice (the "Purchase Price Notice"). Assignee shall have the right to rescind the Purchase Notice within five (5) business days after its receipt of the Purchase Price Notice. In the event Assignee does not rescind the Purchase Notice within such five (5) business day period, then Assignee shall have a period of five (5) business days thereafter in which to deliver to Tenant its check in the amount set forth in the Purchase Price Notice and upon receipt thereof Tenant shall remit to Assignee a bill of sale in form and substance acceptable to parties conveying to Assignee all of Tenant's right, title and interest in and to the computer hardware and software so purchased by Assignee.

     (b) Assignee acknowledges and agrees that as of the Transfer Date Tenant will terminate all rights of access to Tenant's corporate email system and website from the computers at the Facility and, as such, the Facility will no longer have access to any policies or procedures which may be used in connection with the operation of the Facility and maintained on such corporate email system or website.

     (c)     Assignee  acknowledges  and agrees that it will have no right under
Section 9(a) to acquire from Tenant any software used in connection with the operation of the Facility which is licensed under a non-transferable license agreement. However, upon written request provided concurrently with the Purchase Notice. Tenant will allow Assignee to continue to use such software for a period of thirty (30) days after the Transfer Date.

     (d) Within ten (10) business days prior to the Transfer Date, Tenant shall provide Assignee with a detailed listing of all of the computer hardware and software which may be purchased by Assignee pursuant to Section 9(a) and with all non-transferable software which is subject to Section 9(c).

     (e) Tenant represents and warrants that it owns the phone system currently located at the Facility and that title thereto will be transferred to Assignee on the Transfer Date. Tenant agrees to execute a Bill of Sale on the Transfer Date confirming the conveyance to Assignee of all of its right, title and interest in and to the phone system located at the Facility.

     10.     Indemnity.

     (a) Assignee agrees to indemnify, defend and hold harmless Tenant from and against any and all costs, liabilities and expenses, including reasonable attorneys fees, which it may incur as a result of (i) a breach by Assignee of its obligations under this Agreement, (ii) the acts or omissions of the Assignee under the Operating Contracts (other than the Designated Operating Contracts) from and after the Transfer Date and under the Additional Operating Contracts from and after their assumption by Assignee, if applicable and/or (iii) the operation of the Facility from and after the Transfer Date; provided, however, that nothing herein shall be construed as imposing any liability on Assignee to indemnify, defend or hold harmless Tenant with respect to Tenant's own acts or omissions from and after the Transfer Date. On the Transfer Date Assignee shall provide Tenant with a certificate which evidences the existence of insurance with respect to the negligent acts or omissions of Assignee from and after the Transfer Date in connection with its operation of the Facility meeting the requirements set forth in the Lease and which names Tenant as an additional insured/loss payee thereunder. Assignee shall cause such coverage in favor of Tenant to remain in effect until the first anniversary of the Transfer Date.

     (b) Tenant agrees to indemnify, defend and hold harmless Assignee from and against any and all costs, liabilities and expenses, including reasonable attorneys fees, which it may incur as a result of (i) a breach by Tenant of its obligations under this Agreement, (ii) the acts or omissions of the Tenant under the Operating Contracts prior to the Transfer Date and under the Designated Operating Contracts and any Additional Operating Contracts which Assignee does not elect to assume both prior to and after the Transfer Date and/or (iii) the operation of the Facility prior to the Transfer Date; provided, however, that nothing herein shall be construed as imposing any liability on Tenant to indemnify, defend or hold harmless Assignee with respect to Assignee's own acts or omissions whether prior to or from and after the Transfer Date. On the Transfer Date Tenant shall provide Assignee with a certificate which evidences the existence of insurance with respect to the negligent acts or omissions of Tenant prior to the Transfer Date in connection with its operation of the Facility. Tenant shall cause such coverage to remain in effect until the first anniversary of the Transfer Date.

11.     Inventory.

     Tenant shall transfer and convey to Assignee on the Transfer Date, all consumable inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies, other supplies and foodstuffs) owned by Tenant as of the Transfer Date and located at the Facility (the "Inventory"). Tenant shall have no obligation to deliver the Inventory to any location other than the Facility, it being understood and agreed that the presence of the Inventory at the Facility on the Transfer Date shall constitute delivery thereof. Assignee shall pay any sales or use tax which may be payable with respect to the transfer and conveyance of the Inventory to Assignee. Tenant shall execute a Bill of Sale in form and substance acceptable to Tenant and Assignee which confirms the conveyance of the Inventory.

     12.     Further  Assurances.

     Notwithstanding anything to the contrary contained herein, Landlord, Tenant and Assignee agree to execute and/or file any and all other documents, agreements or other instruments as may be necessary or appropriate to confirm the agreements reached by, and the obligations imposed on, Landlord, Tenant and Assignee hereunder.
13.     Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     14.     Entirety.

     This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, negotiations and writings with respect thereto. This Agreement may only be amended by written instrument signed by the parties hereto.

     15.     Construction.

     Each of the parties has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute among the parties with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor any party hereto. In calculating time periods under this Agreement, whether or not specified, any period involving less than thirty days shall be calculated using business days and any period involving thirty days or more shall be calculated using calendar days.

     16.     Attorneys  Fees.

     In the event of a dispute among the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable attorneys fees and costs, including its costs and fees on appeal.

     17.     Captions.

     The captions are included in this Agreement for convenience of reference only and shall not be construed so as to define, limit or modify in any manner any of the terms hereof.

     18.     Governing  Law.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wyoming.

     19.     Notices.

     All notices to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be (a) given in person, (b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) sent by national overnight courier service or by facsimile transmission with confirmed receipt, each addressed as follows:

     To  Tenant:          Emeritus  Corporation
                    3131  Elliott  Avenue
                    Suite  500
                    Seattle,  WA  98101
                    Attn:  William  Shorten
                    Phone:  206-298-2909
                    Fax:     206-301-4500

     with  copy  to:          The  Nathanson  Group  PLLC
                    1411  Fourth  Avenue
                    Suite  905
                    Seattle,  WA  98121
                    Attn:  Randi  S.  Nathanson
                    Phone:  206-623-6239
                    Fax:     206-623-1738

     To  Assignee:          Sierra  Hills  Assisted  Living  Community,  LLC
                    c/o  Sunwest  Management,  Inc.
                    2735  12th  Street  SE
                    Salem,  Oregon  97302
                    Attn:  Jon  M.  Harder
                    Phone:  503-375-0916
                    Fax:     503-375-0589

     with  copy  to:          Sierra  Hills  Assisted  Living  Community,  LLC
                    c/o  Sunwest  Management,  Inc.
                    2735  12th  Street  SE
                    Salem,  Oregon  97302
                    Attn:  J.  Wallace  Gutzler
                    Phone:  503-375-0916
                    Fax:     503-585-7684

     Any such notice shall be deemed delivered when actually received or when delivery is first refused regardless of the method of delivery used. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto. Although either party shall have the right to change its address for notice purposes from time to time, any notice delivered pursuant to this Section 19 to the address set forth in this Section 19 or to such other address as may be hereafter specified in writing in accordance with this Section 19 shall be effective even if actual delivery cannot be made as a result of a change in the address of the recipient of such notice and the party delivering the notice has not received actual written notice in accordance with the provisions of this Section 19 of the current address to which notices are to be sent.

     20.  Payment  of  Expenses.

     Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys' fees including its costs and fees on appeal.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

EMERITUS  CORPORATION


                              By:     /s/  Raymond  R.  Brandstrom
                                   ----------------------------------
                              Its:     Vice  President  of  Finance
                                   ----------------------------------

SIERRA  HILLS  ASSISTED  LIVING  COMMUNITY,  LLC

                              By:     /s/  Jon  M.  Harder
                                   ----------------------------------
                              Its:     Manager
                                   ----------------------------------

                             UNCONDITIONAL GUARANTY

     By their signatures set forth below, each of Jon M. and Kristin P. Harder, husband and wife, Darryl E. and Carol L. Fisher, husband and wife, Eric W. and Marti M. Jacobson, husband and wife, and Sunwest Management, Inc., an Oregon corporation (collectively, "Guarantor") does hereby unconditionally guarantee on a joint and several basis the payment and performance by Sierra Hills Assisted Living Community, LLC ("Assignee") of its obligations under the Lease Assignment and Operations Transfer Agreement dated as of September 30, 2001, as the same may be amended from time to time (the "Agreement") between Emeritus Corporation ("Emeritus") and Assignee with respect to the assisted living facility commonly known as Sierra Hills, 4606 North College Drive, Cheyenne, Wyoming 82009 (the "Facility").

     Guarantor does hereby acknowledge and agree that this is a guarantee of payment and performance and not merely of performance and that Emeritus shall have the right to seek recourse against any or all of the persons or the entity comprising Guarantor whether or not it has first sought to enforce the obligations of Assignee under the Agreement or has exhausted any security that Emeritus holds from Assignee.

     Guarantor does hereby knowingly and voluntarily waive any and all defenses which may be available to the enforcement of this Guaranty, including any defense based on changes in the condition of Assignee, the statute of limitations or any future amendments or modifications to the Agreement, it being understood and agreed that Emeritus and Assignee shall be entitled to modify or amend the Agreement without securing the prior written consent of Guarantor and that the persons and entity comprising Guarantor shall be required to keep themselves/itself informed with respect to the financial condition of Assignee.

     Guarantor further waives all notices, presentments, demands for performance, notices of nonperformance, notices of nonpayment, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waive all notices of the existence, creation, or, incurring of new or additional obligations.

     Any indebtedness of Assignee now or hereafter held by any person or entity comprising Guarantor is hereby waived and subordinated to all indebtedness of Assignee to Emeritus; and such indebtedness of Assignee to Guarantor if Emeritus so requests shall be collected, enforced and received by Guarantor as trustee for Emeritus and shall be paid over to Emeritus on account of the indebtedness of Assignee to Emeritus but without reducing or affecting in any manner the liability of Guarantor under the provisions of this Guaranty.

     Each person or entity comprising Guarantor does hereby represent and warrant that this Guaranty, when executed and delivered by such person or entity, will constitute the legal, valid and binding obligation of such person or entity , enforceable against such person or entity in accordance with its terms and that no consent of any party is required for the valid execution and
delivery of this Guaranty.   Guarantor does further represent and warrant that
each of the persons comprising Guarantor is a resident of the State of Oregon and that Sunwest Management, Inc. is an Oregon corporation duly organized and validly existing and in good standing under the laws of the State of Oregon. Each person or entity comprising Guarantor does further represent and warrant that it has no liabilities, whether contingent or otherwise, other than as reflected in the financial statements and written contingent liability disclosure statement, if applicable, provided to Emeritus prior to the execution of this Guaranty.

     For so long as this Guaranty remains in effect, each person or entity comprising upon request Guarantor shall deliver to Emeritus updated annual financial statements.

     This Guaranty constitutes the entire agreement between Guarantor and Emeritus with respect to the subject matter hereof. No provision of this Guaranty or right of Emeritus hereunder may be either modified or waived in whole or in part, nor can Guarantor be released from Guarantor's obligations hereunder, except by a writing duly executed by Emeritus and Guarantor.

Dated:     September 30, 2001

GUARANTOR:               SUNWEST MANAGEMENT, INC.



                         By:     /s/ Jon M. Harder
                              ------------------------------
                         Its:     President
                              ------------------------------


                         /s/ Jon M. Harder
                         ------------------------------------
                         JON M. HARDER


                         /s/ Kristin P. Harder
                         ------------------------------------
                         KRISTIN P. HARDER


                         /s/ Darryl E. Fisher
                         ------------------------------------
                         DARRYL E. FISHER


                         /s/ Carol L. Fisher
                         ------------------------------------
                         CAROL L. FISHER


                         /s/ Eric W. Jacobson
                         ------------------------------------
                         ERIC W. JACOBSON


                         /s/ Marti M. Jacobson
                         ------------------------------------
                         MARTI M. JACOBSON

                                LANDLORD CONSENT
                                   (ATTACHED)

                                    EXHIBIT A
                                    THE LEASE
                                   (ATTACHED)

                                    EXHIBIT B
                                   THE VEHICLE

Assignee shall have the option to purchase the vehicle from Tenant for a purchase price equal to $15,000. The purchase price for the vehicle shall be paid (i) in cash and (ii) by either the assumption of the existing vehicle financing or, if the same is not assumable, by Assignee taking title subject to the existing vehicle financing and delivering to Emeritus its promissory note in the face amount equal to the then outstanding principal balance of the existing vehicle financing and otherwise on the same terms and conditions as the existing vehicle financing. Assignee shall exercise such purchase option by delivering written notice thereof to Tenant within thirty (30) days after the Transfer Date. If Assignee fails to deliver such notice within such thirty (30) day period, then Assignee shall be deemed to have waived its right to purchase the vehicle and Tenant shall have the right to remove the same from the Facility within a reasonable time thereafter. If Assignee delivers such notice within such thirty (30) day period, then Tenant shall convey title to the vehicle to Assignee by execution and delivery of a Bill of Sale in form and substance reasonably acceptable to Emeritus and Assignee concurrently with the delivery to Tenant of the purchase price for the vehicle.